EXHIBIT 10.3

WILSON FAMILY COMMUNITIES, INC.

  2005 STOCK OPTION/STOCK ISSUANCE PLAN

ARTICLE I

GENERAL PROVISIONS

1.1	PURPOSE OF THE PLAN

This Plan is intended to promote the interests of Wilson Family Communities, Inc., a Delaware corporation (the “Corporation”), by providing eligible persons employed by or serving the Corporation with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to continue in such employ or service of the Corporation.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

1.2	STRUCTURE OF THE PLAN
(a)	The Plan shall be divided into two separate equity programs:

(i)            the Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

(ii)           the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary).

(b)           The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

1.3	ADMINISTRATION OF THE PLAN

(a)           The Board shall administer the Plan. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

(b)           The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option grant or stock issuance thereunder. The Plan Administrator may, at the expense of the Corporation, employ legal counsel and such other professional advisors as it may deem appropriate for the proper administration of the Plan and may rely on advice received from such counsel or advisors.

C.            The Plan Administrator shall have full authority to determine, (1) with respect to the grants made under the Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (2) with respect to stock issuances made under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when those issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares. Each option grant or stock issuance approved by the Plan Administrator shall be evidenced by the appropriate documentation.

1.4	ELIGIBILITY
(a)	The persons eligible to participate in the Plan are as follows:
(i) Employees,

(ii)         non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii)        consultants and other independent contractors or advisors who provide services to the Corporation (or any Parent or Subsidiary).

(b)           The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

1.5	STOCK SUBJECT TO THE PLAN

(a)           The stock issuable under the Plan shall be shares of authorized but unissued or reacquired shares of Common Stock. The maximum number of shares of Common Stock that may be issued and outstanding or subject to options outstanding under the Plan shall not exceed 1,680,478 shares.

(b)           Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (1) the options expire or terminate for any reason prior to exercise in full or (2) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested Shares issued under the Plan and subsequently repurchased by the Corporation pursuant to the Corporation’s repurchase rights or rights of first refusal under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.

(c)           Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (1) the maximum number and/or class of securities issuable under the Plan and (2) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of rights and benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation’s preferred stock into shares of Common Stock.

D.        The grant of options or the issuance of shares of Common Stock under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE II

OPTION GRANT PROGRAM

2.1	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

(a)	Exercise Price.
1.	The Plan Administrator shall fix the exercise price per share.

2.    The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in cash or check made payable to the Corporation. Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the exercise price (and any applicable withholding taxes) may also be paid as follows:

(a) in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(b) to the extent the option is exercised for Vested Shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (i) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

(b)           Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option grant. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

(c)	Effect of Termination of Service.

1.    The following provisions shall govern the exercise of any options held by the Optionee that remain outstanding at the time of cessation of Service or death:

(a) Should the Optionee cease to remain in Service for any reason other than death, Disability or Misconduct, then each option shall be exercisable for the number of shares subject to the option that were Vested Shares at the time of the Optionee’s cessation of Service and shall remain exercisable until the close of business on the earlier of (i) the three month anniversary of the date Service ceases or (ii) the expiration date of the option.

(b) Should the Optionee cease to remain in Service by reason of death or Disability, then each option shall be exercisable for the number of shares subject to the option which were Vested Shares at the time of the Optionee’s cessation of Service and shall remain exercisable until the close of business on the earlier of (i) the twelve month anniversary of the date Service ceases or (ii) expiration date of the option.

(c) No additional vesting will occur after the date the Optionee’s Service ceases, and the option shall immediately terminate with respect to the Unvested Shares. Upon the expiration of any post-Service exercise period or (if earlier) upon the expiration date of the term of the option, the option shall terminate with respect to the Vested Shares.

(d) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct, then the options remaining outstanding shall terminate immediately with respect to all shares.

2.    The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(a) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option, and/or

(b) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of Vested Shares for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

(d)           Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

(e)           Unvested Shares. The Plan Administrator shall have the discretion to grant options that are exercisable for Unvested Shares. Should the Optionee cease Service while holding such Unvested Shares, the Corporation shall have the right to repurchase, at the lower of (1) the exercise price paid per share or (2) the Fair Market Value per share on the date the Optionee’s Service ceased. Once the Corporation exercises its repurchase right, the Optionee shall have no further stockholder rights with respect to those shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. Any repurchase must be made in compliance with the relevant provisions of Delaware law.

(f)           Limited Transferability of Options. During the lifetime of an Optionee, an Incentive Option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death. However, a Non-Statutory Option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s immediate family (as defined in Rule 701 promulgated by the Securities and Exchange Commission) or to a trust established exclusively for one or more such family members or to the Optionee’s former spouse, to the extent such assignment is pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Non-Statutory Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

2.2	INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options that are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

(a)	Eligibility. Incentive Options may only be granted to Employees.

(b)           Exercise Price. The exercise price per share shall not be less than 100% of the Fair Market Value per share of Common Stock on the option grant date.

(c)           Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed $100,000. To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

(d)           10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the option grant date and the option term shall not exceed five years measured from the option grant date.

2.3	CHANGE IN CONTROL

(a)           The shares subject to each option outstanding under the Plan at the time of a Change in Control shall automatically become Vested Shares, and each such option shall, immediately prior to the consummation of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to that option. However, the shares subject to an outstanding option shall not become Vested Shares on an accelerated basis if and to the extent: (1) such option is assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, or (2) such option is to be replaced with a cash incentive program of the Corporation or any successor corporation which preserves the spread existing on the unvested option shares at the time of the Change in Control and provides for subsequent payout of that spread in accordance with the same vesting schedule applicable to those unvested option shares. The acceleration of such option is subject to other limitations imposed by the Plan Administrator.

(b)           Immediately prior to the consummation of a Change in Control, all outstanding repurchase rights under the Option Grant Program shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately become Vested Shares, in the event of any Change in Control, except to the extent: (1) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction, or (2) the property (including cash payments) issued with respect to Unvested Shares is to be held in escrow and released in accordance with the vesting schedule in effect for the Unvested Shares pursuant to the Change in Control transaction, or (3) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

(c)           Immediately following the consummation of the Change in Control, all outstanding options shall terminate, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

(d)           Each option that is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after the consummation of such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control, had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control transaction shall also be made to (1) the number and class of securities available for issuance under the Plan following the consummation of such Change in Control and (2) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the holders of the Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

(e)           The Plan Administrator shall have the discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to structure or amend one or more options so that the option shall become immediately exercisable and some or all of the shares subject to those options shall automatically become Vested Shares (and some or all of the repurchase rights of the Corporation with respect to the Unvested Shares subject to those options shall immediately terminate) upon the consummation of a Change in Control, or another specified event or otherwise continued in effect upon the Optionee’s Involuntary Termination within a designated period following a specified event.

(f)            In addition, the Plan Administrator may structure or amend any option grant under the Plan to provide that one or more of the Corporation’s outstanding repurchase rights with respect to some or all of the shares held by the Optionee at the time of a Change in Control or other specified event, or the Optionee’s Involuntary Termination following a specified event shall immediately terminate on an accelerated basis, and the shares subject to those terminated rights shall become Vested Shares at that time.

(g)           The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable $100,000 limitation set forth in Section II.C. of Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

2.4	CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options covering the same or different number of shares of Common Stock.

ARTICLE III

STOCK ISSUANCE PROGRAM

3.1	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances. Each such stock issuance shall be evidenced by a Stock Issuance Agreement that complies with the terms specified below.

(a)	Purchase Price.

1.    The Plan Administrator shall fix the purchase price per share.

2.    Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(a)	cash or check made payable to the Corporation,
(b)	past services rendered to the Corporation (or any Parent or Subsidiary); or
(c)	a promissory note (to the extent permitted by Section I of Article Four).

(b)	Vesting Provisions.

1.    Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be Vested Shares or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives.

2.    Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s Unvested Shares by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (a) the same vesting requirements applicable to the Participant’s Unvested Shares treated as if acquired on the same date as the Unvested Shares and (b) such escrow arrangements as the Plan Administrator shall deem appropriate.

3.    The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4.    Should the Participant cease to remain in Service while holding one or more Unvested Shares issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such Unvested Shares, then the Corporation shall have the right to repurchase the Unvested Shares at the lower of (a) the purchase price paid per share or (b) the Fair Market Value per share on the date Participant’s Service ceased or the performance objectives were not attained. The terms upon which such repurchase right shall be exercisable shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right. Any repurchase must be made in compliance with the relevant provisions of Delaware law.

5.    The Plan Administrator may in its discretion waive the surrender and cancellation of one or more Unvested Shares (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or attainment of the applicable performance objectives.

3.2	CHANGE IN CONTROL

(a)           Upon the consummation of a Change in Control, all outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately become Vested Shares, except to the extent: (1) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction (2) the property (including cash payments) issued with respect to the Unvested Shares is held in escrow and released in accordance with the vesting schedule in effect for the Unvested Shares pursuant to the terms of the Change in Control transaction, or (3) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

(b)           The Plan Administrator shall have the discretionary authority, exercisable either at the time the Unvested Shares are issued or any time while the Corporation’s repurchase rights with respect to those shares that remain outstanding, to provide that those rights shall automatically terminate in whole or in part on an accelerated basis, and some or all of the shares of Common Stock subject to those terminated rights shall immediately become Vested Shares, in the event of a Change of Control or other event or the Participant’s Service is terminated by reason of an Involuntary Termination within a designated period following a Change in Control or any other specified event.

(c)           The Plan Administrator shall have the discretion, exercisable either at the time the Unvested Shares are issued or at any time while the Corporation’s repurchase right remains outstanding, to provide for the automatic termination of one or more outstanding repurchase rights, and the immediate vesting of the shares of Common Stock subject to those rights, upon the consummation of a Change of Control, whether or not those repurchase rights are assigned in connection with the Change of Control.

ARTICLE IV

MISCELLANEOUS

4.1	FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Option Grant Program or the purchase price for shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The Plan Administrator may, in its sole discretion, require that the promissory note be secured by the purchased shares. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (A) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value) plus (B) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

4.2	FIRST REFUSAL RIGHTS

The Corporation shall have the right of first refusal with respect to any proposed disposition by the Optionee or Participant (or any successor in interest) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable and lapse in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

4.3	SHARE ESCROW/LEGENDS

Unvested Shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Unvested Shares vest or may be issued directly to the Participant or Optionee with restrictive legends on the certificates evidencing the fact that the Participant or Optionee does not have a vested right to them.

4.4	EFFECTIVE DATE AND TERM OF PLAN

(a)   The Plan shall become effective when adopted by the Board, but no option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Corporation’s stockholders approve the Plan. If such stockholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan, then all options previously granted under the Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

(b)   The Plan shall terminate upon the earlier of (1) the expiration of the ten year period measured from the date the Plan is adopted by the Board, (2) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares or (3) termination by the Board. All options and unvested stock issuances outstanding at the time of the termination of the Plan shall continue in effect in accordance with the provisions of the documents evidencing those options or issuances.

4.5	AMENDMENT OR TERMINATION OF THE PLAN

(a)   The Board shall have complete and exclusive power and authority to amend or terminate the Plan or any awards made thereunder in any or all respects. However, no such amendment or termination shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or termination. In addition, certain amendments, including amendments that increase the share reserve or change the class of individuals eligible to receive grants pursuant to the Plan, may require stockholder approval pursuant to applicable laws and regulations.

(b)   Options may be granted under the Option Grant Program and shares may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess grants or issuances are made, then (1) any unexercised options granted on the basis of such excess shares shall terminate and (2) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

4.6	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for any corporate purpose.

4.7	WITHHOLDING

The Corporation’s obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan or upon the issuance or vesting of any shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, sate and local income and employment tax withholding requirements.

4.8	REGULATORY APPROVALS

The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock (A) upon the exercise of any option or (B) under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

4.9	NO EMPLOYMENT OR SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

4.10	CALIFORNIA PROVISIONS

The following provisions shall apply to any sale of Common Stock or any option grant to an individual who is eligible to receive such grant pursuant to the Plan who resides in the State of California:

(a)	Option Grant Program.

(i)                      The exercise price per share shall be fixed by the Plan Administrator in accordance with the following provisions:

(A)    The exercise price per share applicable to each option shall not be less than 85% of the Fair Market Value per share of Common Stock on the date the option is granted.

(B)     If the person to whom the option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the date the option is granted.

(ii)                     The Plan Administrator may not impose a vesting schedule upon any option grant or the shares of Common Stock subject to that option which is more restrictive than 20% per year vesting, with the initial vesting to occur not later than one year after the option grant date. However, such limitation shall not be applicable to any option grants made to individuals who are officers of the Corporation, non-employee Board members or independent contractors.

(b)	Stock Issuance Program.

(i)          The purchase price per share for shares issued under the Stock Issuance Program shall be fixed by the Plan Administrator but shall not be less than 85% of the Fair Market Value per share of Common Stock on the issue date. However, the purchase price per share of Common Stock issued to a 10% Stockholder shall not be less than 110% of such Fair Market Value.

(ii)         The Plan Administrator may not impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program which is more restrictive than 20% per year vesting, with initial vesting to occur not later than one year after the issuance date. Such limitation shall not apply to any Common Stock issuances made to the officers of the Corporation, non-employee Board members or independent contractors.

(c)   Financial Information. The Corporation shall deliver a balance sheet and an income statement at least annually to each Optionee and Participant, unless such individual is a key Employee whose duties in connection with the Corporation (or any Parent or Subsidiary) assure such individual access to equivalent information.

(d)   Share Reserve. The maximum number of shares of Common Stock that may be issued over the term of the Plan together with the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Corporation shall not exceed 30% of the then outstanding shares (on an as if converted basis) of the Corporation unless a percentage higher than 30% is approved by at least two-thirds of the outstanding shares of the Corporation entitled to vote on such matter.

(e)   Repurchase Rights. To the extent specified in a stock purchase agreement or stock issuance agreement, the Corporation and/or its stockholders shall have the right to repurchase any or all of the Unvested Shares held by an Optionee or Participant when such Optionee ceased Service. However, except with respect to grants to officers, directors, and consultants of the Corporation, the repurchase right must satisfy the conditions of either Subparagraph (1) or (2) below.

(i)	The requirements of this Subparagraph (1) are:

(A)          The repurchase price is not less than the Fair Market Value on the date that Service ceased;

(B)          The Corporation’s right to repurchase the Unvested Shares must be exercised within ninety days of the date that Service ceased (or the date the shares were purchased, if later);

(C)          The Corporation must pay the purchase price in cash or cancellation of the purchase money indebtedness for the shares; and

(D)          The Corporation’s repurchase right terminates if and when its securities become publicly traded.

(ii)	The requirements of this Subparagraph (2) are:
	(A)	The repurchase price is the exercise price;

(B)          The Corporation’s right to repurchase at the original purchase price lapses at the rate of at least 20% per year over five years from the date the option was granted;

(C)          The repurchase right must be exercised within ninety days of the date that Service ceased (or the date the shares were purchased, if later); and

(d)           The purchase price must be paid in the form of cash or cancellation of the purchase money indebtedness for the shares.

APPENDIX

The following definitions shall be in effect under the Plan:

A.	“Board” shall mean the Corporation’s Board of Directors.

B.  “Change in Control” shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)      a merger, consolidation or other reorganization in which securities representing more than 50% of the total combined voting power of the Corporation’s outstanding securities are beneficially owned, directly or indirectly, by a person or persons different from the person or persons who beneficially owned those securities immediately prior to such transaction, except that any such transaction effected in connection with or to facilitate a private financing of the Corporation that is approved by the Board shall not be deemed to be a Change in Control unless otherwise determined by the Board;

(ii)     a sale, transfer or other disposition of all or substantially all of the Corporation’s assets; or

(iii)    any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the total voting power represented by the Corporation’s then outstanding voting securities, except that any change in the beneficial ownership of the securities of the Corporation as a result of a private financing of the Corporation that is approved by the Board shall not be deemed to be a Change in Control.

In no event shall any public offering of the Corporation’s securities be deemed to constitute a Change in Control.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean a committee of one or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

(h)	“Common Stock” shall mean the common stock, par value $0.01 per share, of the Corporation.

(i)   “Corporation” shall mean Wilson Family Communities, Inc., a Delaware corporation, or the successor to all or substantially all of the assets or the voting stock of Wilson Family Communities, Inc. which has assumed the Plan.

(j)	“Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

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(k) “Employee” shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

(l)  “Exercise Date” shall mean the date on which the option has been exercised in accordance with the applicable option documentation.

(m) “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)      If the Common Stock is at the time listed on the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Stock Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)      If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)     If the Common Stock is at the time neither listed on any stock exchange nor the Nasdaq Stock Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

(n)	“Incentive Option” shall mean an option that satisfies the requirements of Code Section 422.

(o) “Involuntary Termination” shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities, (B) a reduction in his or her base salary by more than 15%, unless the base salaries of all similarly situated individuals are reduced by the Corporation or any Parent or Subsidiary employing the individual, or (C) a relocation of such individual’s place of employment by more than fifty miles, provided and only if such change, reduction or relocation is effected without the individual’s written consent.

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(p) “Misconduct” shall mean (i) the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, (ii) any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or (iii) any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner; provided, however, that if the term or concept has been defined in a written employment agreement between the Corporation and the Optionee or Participant, then Misconduct shall have the definition set forth in such employment agreement while such agreement is in effect. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

(q)	“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(r)  “Non-Statutory Option” shall mean an option not intended to satisfy the requirements of Code Section 422.

(s)	“Option Grant Program” shall mean the option grant program in effect under the Plan.
(t)	“Optionee” shall mean any person to whom an option is granted under the Plan.

(u) “Parent” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(v) “Participant” shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

(w) “Plan” shall mean the Wilson Family Communities, Inc. 2005 Stock Option/Stock Issuance Plan, as set forth in this document.

(x)  “Plan Administrator” shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

(y) “Service” shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or an independent contractor or advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

(z) “Stock Issuance Agreement” shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

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(aa)	“Stock Issuance Program” shall mean the stock issuance program in effect under the Plan.

(bb) “Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(cc) “10% Stockholder” shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

(dd) “Unvested Shares” shall mean shares of Common Stock that have not vested in accordance with the vesting schedule applicable to those shares or any special vesting acceleration provisions and which are subject to the Corporation’s repurchase right.

(ee) “Vested Shares” shall mean shares of Common Stock that have vested in accordance with the vesting schedule applicable to those shares or any special vesting acceleration provisions and which are no longer subject to the Corporation’s repurchase right.

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